Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Locke

Chief Financial Officer

Rewards Network Inc.

(312) 521-6741

Rewards Network Inc. Announces Switch to The NASDAQ Stock Market

CHICAGO – May 12, 2008 – Rewards Network Inc. (AMEX:IRN), a leading provider of marketing services and frequent dining programs to the restaurant industry, today announced that its Board of Directors has approved the decision to switch the listing of its common stock from the American Stock Exchange to The NASDAQ Stock Market LLC®. Effective on or about May 26, 2008, the company will trade under the symbol NASDAQ:DINE.

“This decision was reached after careful consideration of capital market alternatives,” said Ron Blake, President and CEO of Rewards Network. “We believe that NASDAQ’s electronic multiple market maker structure will provide our company with enhanced exposure and liquidity, while at the same time providing investors with the best prices, the fastest execution, and the lowest cost per trade. As we work to grow Rewards Network, we have worked to better serve our partners, members and restaurants. We believe the switch to NASDAQ is a way to better serve our investors. We are proud to be a part of The NASDAQ Stock Market.”

Added Mr. Blake, “We extend our appreciation to the American Stock Exchange and Cohen Specialists, LLC for the services and support provided during our years on the American Stock Exchange.”

About Rewards Network

Rewards Network (AMEX:IRN), headquartered in Chicago, IL, operates the leading frequent dining programs in North America. Thousands of restaurants and other merchants benefit from the company’s restaurant marketing efforts including email, and frequent dining Web sites. Rewards Network also provides restaurant ratings and other business intelligence as well as access to capital. In conjunction with major airline frequent flyer programs and other affinity organizations, Rewards Network provides over three million members with incentives to dine at participating restaurants. These incentives include airline miles, college savings rewards, reward program points, and Cashback Rewards(SM). For additional information about Rewards Network, visit www.rewardsnetwork.com or call 1-877-491-3463.

About NASDAQ

NASDAQ® is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ Newsroom SM http://www.nasdaq.com/newsroom.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our inability to attract and retain merchants, (ii) our inability to obtain sufficient cash and refinance the repurchase of our convertible subordinated debentures, (iii) our dependence upon our relationships with payment card issuers, transaction processors, presenters and aggregators, (iv) changes to payment card association rules and practices, (v) economic changes, (vi) our susceptibility to restaurant credit risk and the risk that our allowance for losses related to restaurant credit risk in connection with dining credits may prove inadequate, (vii) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (viii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (ix) our inability to attract and retain active members, (x) the filing of class action lawsuits against us, (xi) changes in our programs that affect the rate of rewards, (xii) our inability to maintain an adequately-staffed sales force, (xiii) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (xiv) our minimum purchase obligations and performance requirements, (xv) network interruptions, processing interruptions or processing errors, (xvi) susceptibility to a changing regulatory environment, (xvii) increased operating costs or loss of members due to privacy concerns of our program partners, payment card processors and the public, (xviii) the failure of our security measures, (xix) the loss of key personnel, (xx) increasing competition, and (xxi) a shift toward Marketing Services Program that may cause revenues to decline. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.